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                                                                    EXHIBIT 99.2





                  DIGI INTERNATIONAL COMPLETES ACQUISITION OF
                           INSIDE OUT NETWORKS, INC.

(Minneapolis, 2000-10-02) Digi International Inc.(R)(Nasdaq: DGII) announced today that it has completed its acquisition of Inside Out Networks(TM), a leading developer of data connection products based in Austin, Texas.

         Based in Minneapolis, Digi International is a leading worldwide provider of data communications hardware and software that delivers seamless connectivity solutions for server-based remote access and LAN markets. The company markets its products through a global network of distributors and resellers, system integrators and original equipment manufacturers (OEMs).

                                      # # #

DIGI, DIGI INTERNATIONAL, AND THE DIGI LOGO ARE EITHER TRADEMARKS OR REGISTERED TRADEMARKS OF DIGI INTERNATIONAL INC. IN THE UNITED STATES AND OTHER COUNTRIES. ALL OTHER BRAND NAMES AND PRODUCT NAMES ARE TRADEMARKS OR REGISTERED TRADEMARKS OF THEIR RESPECTIVE COMPANIES.

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, WHICH GENERALLY CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "ANTICIPATE," "BELIEVE," "TARGET," "ESTIMATE," "MAY," "WILL," "EXPECT," "PLAN," "PROJECT," "SHOULD," OR "CONTINUE" OR THE NEGATIVE THEREOF OR OTHER VARIATIONS THEREON OR SIMILAR TERMINOLOGY. SUCH STATEMENTS ARE BASED ON INFORMATION AVAILABLE TO MANAGEMENT AS OF THE TIME OF SUCH STATEMENTS AND RELATE TO, AMONG OTHER THINGS, EXPECTATIONS OF THE BUSINESS ENVIRONMENT IN WHICH THE COMPANY OPERATES, PROJECTIONS OF FUTURE PERFORMANCE, PERCEIVED OPPORTUNITIES IN THE MARKET AND STATEMENTS REGARDING THE COMPANY'S MISSION AND VISION. SUCH STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE CERTAIN RISKS, UNCERTAINTIES AND ASSUMPTIONS, INCLUDING RISKS RELATED TO THE HIGHLY COMPETITIVE MARKET IN WHICH THE COMPANY OPERATES; RAPID CHANGES IN TECHNOLOGIES THAT MAY DISPLACE PRODUCTS SOLD BY THE COMPANY, DECLINING PRICES OF NETWORKING PRODUCTS, THE COMPANY'S RELIANCE ON DISTRIBUTORS, DELAYS IN THE COMPANY'S PRODUCT DEVELOPMENT EFFORTS, UNCERTAINTY IN CONSUMER ACCEPTANCE OF THE COMPANY'S PRODUCTS, AND CHANGES IN THE COMPANY'S LEVEL OF REVENUE OR PROFITABILITY. THESE AND OTHER RISKS, UNCERTAINTIES AND ASSUMPTIONS IDENTIFIED FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING WITHOUT LIMITATION, ITS ANNUAL REPORTS ON FORM 10-K AND ITS QUARTERLY REPORTS ON FORM 10-Q, COULD CAUSE THE COMPANY'S FUTURE RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS MADE BY OR ON BEHALF OF THE COMPANY. MANY OF SUCH FACTORS ARE BEYOND THE COMPANY'S ABILITY TO CONTROL OR PREDICT. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE FOR WHICH THEY ARE MADE. THE COMPANY DISCLAIMS ANY INTENT OR OBLIGATION TO UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.



FINANCIAL CONTACTS:
S. (Kris) Krishnan, Digi International Inc.
952-912-3125 or s_krishnan@digi.com

Don De Laria, Digi International Inc.
952-912-3126 or don_delaria@digi.com

PRESS CONTACTS:
Mary Jo Gentry, Digi International Inc.
952-912-3361 or maryjo_gentry@digi.com